Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re The PMI Group, Inc.	Case No. 11-13730 (BLS)
Reporting Period: 2/1/13-2/28/13

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month

Submit copy of report to any official committee appointed in the case

REQUIRED DOCUMENTS	Form No.		Document Attached	Explanation Attached	Debtor’s Statement
Schedule of Cash Receipts and Disbursements	MOR-1		X
Bank Account Reconciliations, Bank Statements and Cash Disbursements Journal	MOR-1	(a)			X
Schedule of Professional Fees Paid	MOR-1	(b)	X
Statement of Operations	MOR-2		X
Balance Sheet	MOR-3		X
Status of Postpetition Taxes	MOR-4				X
Summary of Unpaid Postpetition Accounts Payable	MOR-4	(a)	X
Debtor Questionnaire	MOR-5		X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ L. Stephen Smith	3/21/2013
Signature of Authorized Individual*	Date

L. Stephen Smith	Chief Executive Officer and Chairman of the Board
Printed Name of Authorized Individual	Title of Authorized Individual

*	Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

NOTES TO MONTHLY OPERATING REPORT

The PMI Group, Inc., a debtor and debtor in possession (the “Company” or “Debtor”), hereby submits its Monthly Operating Report (the “MOR”).

1. Description of the Cases. On November 23, 2011 (the “Petition Date”), the Debtor filed a voluntary petition with the Bankruptcy Court for reorganization under Chapter 11 of the Bankruptcy Code. The Debtor is operating its business as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

2. Basis of Presentation. The MOR is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements to the United States Bankruptcy Court. The financial information in the MOR is preliminary and unaudited and does not purport to show the financial statements of the Debtor in accordance with Generally Accepted Accounting Principles (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Debtor cautions readers not to place undue reliance upon the MOR. There can be no assurance that such information is complete and the MOR may be subject to revision.

The information contained in the MOR has been derived from the Debtor’s books and records in conjunction with information available from non -debtor affiliates. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, the Debtor believes that the financial information could be subject to changes and these changes could be material. The information furnished in this MOR includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

3. Recoveries and Causes of Action. The MOR, the Debtor’s Schedules of Assets and Liabilities and Statements of Financial Affairs may not include a complete list of causes of action it possesses as of the Petition Date or at any point thereafter. Regardless of the recoveries and causes of action listed, the Debtor reserve s all of its rights with respect to any and all causes of action it may possess, including, but not limited to, avoidance actions or to assert any defenses, and nothing in this MOR shall be deemed a waiver or limitation of any of the Debtor’s rights to pursue any such causes of action or recovery or assert any defenses.

4. Reorganization Items. American Institute of Certified Public Accountant Statement of Position 90-7, “Financial Reporting by Entities in reorganization under the Bankruptcy Code” (“SOP 90-7”) requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business as well as professional fees directly related to the process of reorganizing the Debtor under Chapter 11. Such items are reflected in the MOR as Bankruptcy Related Expenses.

5. Liabilities Subject to Compromise. As a result of the Chapter 11 filing, most pre- petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. The Debtor has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtor may reject pre-petition executory contracts with respect to the Debtor’s operations with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. The pre-petition liabilities that are subject to compromise are reported herein at the amounts expected to be allowed, although they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. While GAAP requires fair market adjustments to certain obligations, including funded debt, this MOR states such obligations at notional value, including pre-petition accrued interest.

6. Post-petition Accounts Payable. The Debtor has paid and continues to pay post- petition, undisputed invoices in the ordinary course and on generally agreed-upon terms.

7. Investments in Subsidiaries. Financial information related to any of the Debtor’s investments in its subsidiaries has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. Any information contained in this report pertaining to the Debtor’s investments in its subsidiaries should be viewed as preliminary and subject to revision.

8. Non-Cash Compensation Expense. Prior to the Petition Date, certain employees of the Debtor and its subsidiaries were granted stock-based compensation (including options). The Debtor has not expensed or accrued post-petition expense for outstanding stock-based grants and other stock-based compensation.

9. Cash and Fixed Income Securities. Cash balances include investment holdings consisting of U.S. Treasury Bills, primarily with a maturity of three months or less. These investments are listed at their initial purchase price and interest will be recognized at maturity.

As part of a settlement with PMI Mortgage Insurance, Co. (“MIC”), the Company’s title to a note receivable from Impact Community Capital LLC (“Impact Tranche E Note”) was clarified and the Company entered into an agreement for MIC to purchase the Impact Tranche E Note. The sale was approved by the Bankruptcy Court on January 22, 2013 and completed on February 12, 2013.

10. Pre-Paid Assets. Pre-Paid Assets primarily consist of insurance policies being amortized on a straight-line basis over the life of each policy.

11. Deferred Assets and Liabilities and Other Accruals. The Debtor has reversed certain accruals for pre-petition non-cash assets and liabilities, such as unamortized debt issuance expenses. There is significant uncertainty respecting the Debtor’s ability to utilize its deferred tax attributes; accordingly, a full valuation allowance has been applied to the deferred tax asset and no tax benefit or provision has been recognized.

12. Intercompany Balances. The “Accounts Receivable – Affiliates” and Post- petition “Accounts Payable – Intercompany” should be viewed as preliminary and subject to further revision. Given the timing of this filing, the Debtor and its affiliates may be required to make adjustments that may not be reflected in the period in which they occur.

The PMI Group, Inc.

Cash Receipts and Disbursements

February 1, 2013 to February 28, 2013

MOR-1

Total Cash Receipts	$413,441
Operating Disbursements
Employee Compensation	101,878
Payroll Taxes	7,710
Employee Benefit Costs	2,246
Consultants and Temporary Staff	—
Ordinary Course Professional Fees	71,977
Intercompany Payments (non-employee)	36,452
Travel	17,215
Tax Payments	36,245
Board Compensation and Travel	—
Other (misc. G&A and contingencies)	3,851

Total Operating Disbursements	277,573
Bankruptcy Related Expenses
Debtor Professionals	218,353
UCC Professionals	633,678
Claims Administrators	8,032
US Trustee	—

Total Bankruptcy Disbursements	860,063
Total Disbursements	1,137,636
Net Cash Flow	$(724,195)
Beginning Cash Balance as of 2-1-2013	$198,043,352
Change in Cash	(724,195)

Ending Cash Balance as of 2-28-2013	$197,319,157

The PMI Group, Inc.

Schedule of Bank Accounts and Balances

As of February 28, 2013

MOR-1a

Note: All bank accounts have been reconciled for the period presented.

Name of Bank	Account Name	Bank Account Number	Balance
Bank of America	Main Account	xxxxxx0476	16,896,682
Bank of America	Payroll Account	xxxxxx0423	164,226
Bank of America [1]	Investment Account	xxxx0C80	179,966,242
Bank of New York	Cash Securities	xxx430	276,981
Commonwealth National Bank	Gateway	xxx3169	15,026

Total			$197,319,157

[1]	Investment account holdings consist of three month U.S. Treasury Bills and are listed at initial purchase price.

The PMI Group, Inc.

Schedule of Professional Fees Paid

February 1, 2013 to February 28, 2013

MOR-1b

Payee	Period Covered	Amount
Young Conaway Stargatt & Taylor, LLP	November 2012	$135,209
Goldin Associates, LLC	January 2012	83,144
Morrison & Foerster, LLP	October 2012 - November 2012	510,737
Peter J. Solomon Company, L.P.	October 2012 - November 2012	122,362
Roshka DeWulf	November 2012	579
Kurtzman Carson Consultants, LLC	October 2012 - December 2012	8,032

Total Professional Fees		$860,063

STATEMENT OF OPERATIONS

THE PMI GROUP, INC.

For the Month Ended February 28, 2013

MOR-2

Total Revenues	$—

Payroll Expense	113,981
Other Recurring Expenses	317,501

Total Recurring Expenses	431,482
Non-Recurring Expenses - Bankruptcy Related	575,579

Total Expenses	1,007,061
Interest and Dividends	23
Equity Earnings	(49,781)
Gain (Loss) on Investments	—

Net Investment Income	(49,758)

Non-Cash Interest Expense	—

Income (Loss) before Tax	(1,056,819)

Tax Provision (Benefit)	—

Net Income (Loss)	$(1,056,819)

BALANCE SHEET

THE PMI GROUP, INC.

As of February 28, 2013

MOR-3

Assets
Fixed Income Securities	$—
Cash	197,319,157
Investments in Subsidiaries	5,385,511
Accounts Receivable - Affiliates	85,666
Pre-Paid Assets	8,833,698
A/R Money Market Receivables	10
Tax Refund Receivable	3,133,508

Total Assets	$214,757,549

Liabilities Not Subject to Compromise
Accrued Expenses	$2,695,457
Accounts Payable	5,229,361
Accounts Payable - Intercompany	72,467
Other Liabilities	196,203

Liabilities Not Subject to Compromise	$8,193,489

Liabilities Subject to Compromise
Pre-Petition Bond Debt	$742,553,677
Accounts Payable	49,197
Accounts Payable - Intercompany	1,332,284

Liabilities Subject to Compromise	$743,935,158

Total Liabilities	$752,128,647

Common Stock	$1,970,788
Additional Paid in Capital and Accumulated Deficit	734,063,021
Treasury Shares	(1,273,404,907)

Total Equity	$(537,371,098)

Total Liabilities and Equity	$214,757,549

The PMI Group, Inc.

Summary of Post-Petition Taxes

For the Month Ended February 28, 2013

MOR-4

Representation: The PMI Group, Inc.’s 2011 federal income tax return, filed on September 12, 2012, indicates taxes owing of $4,862,835 (not including penalties or interest).

The PMI Group, Inc.

Summary of Post-Petition Debts

For the Month Ended February 28, 2013

MOR-4a

Unpaid Post-Petition Debts

	Current	0-31 Days	31-60 Days	61-90 Days	Over 90 Days	Total
Total Operating Activity Payables	$—	$—	$—	$—	$5,116,243	$5,116,243
Total Bankruptcy Activity Payables	113,118	—	—	—	—	113,118

Total Post-Petition Payables	$113,118	$—	$—	$—	$5,116,243	$5,229,361

Note: Operating Activity Payables include a gross taxes payable amount of $5,116,243 related to The PMI Group, Inc.’s 2011 federal income tax return, filed on September 12, 2012. This amount includes the penalties and interest that would have been payable on the tax due of $4,862,835, per a Notice of Unpaid Balance from the Internal Revenue Service dated October, 8, 2012, had payment of such $5,116,243 amount been made to the Internal Revenue Service by no later than October 22, 2012.

The PMI Group, Inc.

Debtor Questionnaire

For the Month Ended February 28, 2013

MOR-5

DEBTOR QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.	x
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		x
3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	x
4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	x

5. Has any bank account been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.

x

The sale of the Debtor’s Impact Tranche E Note was approved by the Bankruptcy Court on January 22, 2013 and completed on February 12, 2013. Proceeds from this asset sale totaled $412,728.50.